Listing Report:Supplement No. 46 dated Sep 04, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 396206
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,650.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.33%	Starting borrower rate/APR:	12.33% / 13.74%	Starting monthly payment:	$255.30

Auction yield range:	4.18% - 11.33%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1997	Debt/Income ratio:	75%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	17 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	4y 6m
Amount delinquent:	$0	Revolving credit balance:	$58,383	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	59%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	JCJanko	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	27 ( 100% )	700-720 (Latest)
Principal borrowed:	$40,000.00	< mo. late:	0 ( 0% )	740-760 (Jul-2007) 620-640 (Feb-2007)
Principal balance:	$5,698.61	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
Pay Down More Revolving Debt
Here's a quick summary of my first two loans for those who don't have time to go back:
-Got sick while in college and ran up debt for doctor visits and procedures
-After getting healthy started working in collections
-Have now worked at State Farm corporate headquarters for almost five years
-Got first loan and organized debts, decreased APR's, refinanced home
-Got second loan to pay off the first to decrease payment amount and APR
-Have been paying down debt ever since

As you can see, since my last loan I have paid down a great deal of debt. Now that banks are raising rates to astronomical numbers, I feel it would be best if I converted some more of that debt into a fixed interest loan. My situation is nearly exactly the same as my last loan with a few exceptions:

-Less debt
-Increase salary
-Much lower APR's on revolving debt
-I am now back in school while working FT
-I have a $1500 money market account for an emergency

Most of my debt right now is at a fixed rate because I took advantage of some balance transfer offers (for the life of the loan) knowing that rates would rise, so this will cut into the remaining. This will pay off one credit card at 23% APR (just got jacked up for no negative reason). The average APR of my debts now is about 8%. I want to keep it around 10%.

For reference, I am NOT paying off my current loan with this one. I may be paying it off with my tax refund at earliest.

Feel free to ask any questions, but that should cover it!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 419170
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$23,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$914.48

Auction yield range:	17.18% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Nov-1968	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	9 / 8	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	27	Length of status:	5y 8m
Amount delinquent:	$0	Revolving credit balance:	$45,179	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	86%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	the-sentimental-bonus	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
Pay off personal credit cards that have been used for business expenses for the last 5 1/2 years, and increase our cashflow.? As a result of the problems the banks have come across, they have lowered our credit limits by $18,000.00 in the last few months.? This has affected our ability to do business and lowered our credit scores.? This loan will be used to pay off our cards and create the ability for our business to grow.

My financial situation:
I have never been late, or missed any payments.? My credit score is what it is because we are close to my limits on my credit cards.? If we get this loan my score will jump into the mid 700's.?

Monthly net income: $ 20000

Monthly expenses: $
??Housing: $ 4200
??Insurance: $ 500
??Car expenses: $
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 600
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 1400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422686
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$198.80

Auction yield range:	11.18% - 24.00%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-1983	Debt/Income ratio:	24%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$30,562	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	cash-mole	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate and pay off my credit cards.? My actual credit score is 698. I just ran this prior to joining Prosper.? I am not sure how Prosper does their rating system, but I am not a D.? Currently, I am paying out over $1000 a month and not seeing the results that I want to see in my credit card balances.? I used to own a business and when I decided to close it down, I was faced with a very tough decision: file for bankruptcy and take the easy way out or use my credit cards to cover my responsibilites and try to pay them off over time.? I chose to be responsible and have been paying the price ever since.? I have looked for help from banks and other financial institutes, but nothing ever seems to work out.? I am hoping that this will be different.

My financial situation:
I am a good candidate for this loan because have a full time job and am employed by one of the largest general contractors in the nation.? I make my payments on time and pay more than the minimum amounts.? My goal is to pay this loan off as quickly as possible and start a new chapter of my life being debt free.

Monthly net income: $ $3700

Monthly expenses: $
??Housing: $?915
??Insurance: $ 210
??Car expenses: $ 410
??Utilities: $?165
??Phone, cable, internet: $ 125
??Food, entertainment: $ 200
??Clothing, household expenses?
??Credit cards and other loans: $?1300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422796
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	8.18%	Starting borrower rate/APR:	9.18% / 11.28%	Starting monthly payment:	$318.84

Auction yield range:	8.18% - 8.18%	Estimated loss impact:	8.66%
Lender servicing fee:	1.00%	Estimated return:	-0.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Feb-1988	Debt/Income ratio:	17%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	27	Length of status:	2y 8m
Amount delinquent:	$2,751	Revolving credit balance:	$492	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Anchen77	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 100% )	780-800 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	780-800 (Jul-2009) 780-800 (Jan-2007)
Principal balance:	$2,567.47	1+ mo. late:	0 ( 0% )
Total payments billed:	31
Description
Debt Consolidation
Hello, I am a very?hard working?individual and I consider my credit rating as very valuable to me as you can see by my rating and credit score. Also, I took out?a 3 year $15,000 loan with Prosper over 2 1/2 years ago (now only 5 payments left) and have not missed or been late on even one payment.?Therefore you will not have any problems as far as receiving the money you loan back from me. I hope you will loan me this money for the purpose of doing some wise debt consolidation. Many thanks and I wish you much continued success!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422802
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	8.08%	Starting borrower rate/APR:	9.08% / 11.17%	Starting monthly payment:	$63.67

Auction yield range:	3.18% - 8.08%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1976	Debt/Income ratio:	5%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	4y 5m
Amount delinquent:	$0	Revolving credit balance:	$3,173	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	15%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	CIC	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying Stock in a Bank
Purpose of loan:
This loan will be used to finance the purchase of stock in a bank, which will be opening soon.

My financial situation:
I am a good candidate for this loan because I have paid off my residence and all of my cars and carry very little debt.? I always pay my bills on time and sometimes early.? In addition I have both a full time job (listed above) and a part time job.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422808
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$24,999.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$993.96

Auction yield range:	17.18% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jan-1996	Debt/Income ratio:	39%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$68,176	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	aufanattic22	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	26 ( 100% )	700-720 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	720-740 (May-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Paying off credit cards
Purpose of loan:
I am requesting this loan to payoff?the balance of 2 credit cards that have high interest rates so that I can continue to pay off my debt.? One credit card is $9500 with estimated monthly payment of $350 and the other is $15500 with monthly payment of almost $600.? With the way the credit card companies have currently started punishing their customers I will never get the cards paid off based on these minimum payments.? With this loan I will have both paid off, closed and my new Prosper loan paid off in 3 years.? The good thing is that this loan will equal or be lower than my current minimum monthly payments.

My financial situation:
I have a good credit history with many trade lines of repayment.? I am in sales and my income is steady.? I have beeen with my current employer for 3 1/2 years and am in a very stable industry.? My wife also works and brings in a steady income to have sufficent income to repay this debt.? I am a small time Prosper lender and look to increase that as I payoff this loan. I feel like you will get a good return for your investment and it will be safe.? I work too hard to keep my credit in lineto let it go down.? I used to work in the banking industry so I know the value of good credit. I do have high credit card balances due to a combination of my wife losing her job in 2008?and I was involved in some real estate business (no longer involved) and was selling my final properties in 2008.? With my wife out of work then we had to rely on some credit cards to keep up with the cost of living, plus I mistakenly used some credit card balance transfer to finish paying outstanding debt to complete my withdrawal from the real estate business.? I am no longer involved in any outside businesses other than my current long time job, my wife has been back to work since November of 2008 and we are having to recover by paying down all the debt we built up last year.? I was able to payoff one of our cars this year with our tax refund, also my student loans, and just finished paying off a Prosper loan I obtained in June of 2007.? Since I paid off the Prosper loan I figured it was a good time to return and try to get a consolidation loan to get the credit card debt paid off. I hope to have this loan paid off and continue with the rest of my debt.?
Monthly income: $5500

Monthly expenses: $
??Housing: $2000??????
??Insurance: $250
??Car expenses: $350
??Utilities: $200
??Phone, cable, internet: $150
??Food, entertainment: $400
??Clothing, household expenses $ 200
??Credit cards and other loans: $500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422820
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.11%	Starting monthly payment:	$322.67

Auction yield range:	6.18% - 9.00%	Estimated loss impact:	5.14%
Lender servicing fee:	1.00%	Estimated return:	3.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1993	Debt/Income ratio:	14%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	37	Length of status:	5y 5m
Amount delinquent:	$0	Revolving credit balance:	$23,163	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	37%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	magical-commerce	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Orders pending for my book
Purpose of loan:
My LLC is preparing to release a new children's/gift book, for which we already have a proposed order of 2500 copies from a major Christian retailer with 150 stores.? In order to increase profit margins, we need to order higher quantities of books.? We would prefer to order a minimum of 5000 copies of the Christian version of this book with the hopes of sell-through as part of a Mother's Day 2010 promotion with the aforementioned Christian retailer.?

Additionally, we wish to print and market approximately 5000 copies of a general public version of this book, to be marketed initially online through Amazon.com, Facebook, and other non-traditional media outlets.? Again, the per book cost for manufacturing 5000 copies is nearly half the cost of 1000 copies.?

We believe, based on the initial response from retailers and test-marketing, that this book will be a valuable product for years to come.?

My financial situation:
I am a good candidate for this loan because I have a well-established credit record that includes previous ownership of three real estate properties, numerous revolving credit lines, and a record of paying on time.? I am also a Christian who prides himself on acting with integrity in every aspect of my personal and business life.? Thank you for your time and consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422844
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,200.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	8.08%	Starting borrower rate/APR:	9.08% / 11.17%	Starting monthly payment:	$70.04

Auction yield range:	3.18% - 8.08%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1988	Debt/Income ratio:	9%
Credit score:	820-840 (Sep-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	21y 7m
Amount delinquent:	$0	Revolving credit balance:	$816	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	voyceok	Borrower's state:	Oklahoma	Borrower's group:	Apple User Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	9 ( 100% )	820-840 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	820-840 (Sep-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	9
Description
Mini Cooper!
Purpose of loan: I have used Prosper to readjust my transportation needs. First loan was for a commuting bike, and I got a great deal a year and a half ago on a 2006 Mini Cooper that I couldn't pass up. I put mostly cash down and had planned to use a Prosper loan for the rest, and then the SEC shut Prosper down for a time! This is what I have left to pay, and would rather pay you than the bank. This is the only debt that I have. I put things on credit cards to get reward points and pay them in full every month. Over 20 years at my job. Great risk. Thanks for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422850
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	25.56%	Starting borrower rate/APR:	26.56% / 28.89%	Starting monthly payment:	$405.90

Auction yield range:	8.18% - 25.56%	Estimated loss impact:	9.11%
Lender servicing fee:	1.00%	Estimated return:	16.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jun-1998	Debt/Income ratio:	36%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	31	Length of status:	14y 2m
Amount delinquent:	$13,710	Revolving credit balance:	$10,020	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	exchange-cello	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Broaden my company
Purpose of loan:
This loan will be used to?? Broaden my company to make termination, remodeling and installation of carpentry? for houses and buildings.

My financial situation:
I am a good candidate for this loan because? I have to pay with my own company
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422862
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.15%	Starting borrower rate/APR:	28.15% / 30.50%	Starting monthly payment:	$145.06

Auction yield range:	11.18% - 27.15%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1990	Debt/Income ratio:	24%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	15y 0m
Amount delinquent:	$0	Revolving credit balance:	$6,245	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	61%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	7	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	Sigrid	Borrower's state:	Maryland	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	680-700 (Latest)
Principal borrowed:	$17,000.00	< mo. late:	0 ( 0% )	660-680 (Sep-2007)
Principal balance:	$7,610.25	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Consolidating Credit Cards
Purpose of loan:
This loan will be used to consolidate higher interest credit cards. ?We will use the net yield to start an aggressive college fund (as we have four kids)?

My financial situation:
This will be my second loan from Prosper and all my lenders will attest to my excellent payment history.? We are financially stable with great jobs in strong companies in growing sectors of the economy?(together we make over $160,000 gross) but would really like to consolidate our high yield cards and start aggresively putting money towards a college fund. We are good candidates for a loan as we are also rebuilding our financial lives from slow growth entrepreneurial ventures.

I am an RN who has worked in labor and delivery in several hospital settings and now I work in a lucrative fertility practice.

Monthly net income: $ 10,500

Monthly expenses: $?
Housing: $ 2000
Insurance: $ 85
Car expenses: $?401
Utilities: $ 450
Phone, cable, internet: $ 200
Food, entertainment: $ 550
Clothing, household expenses $ 200
Credit cards and other loans: $?950
Other expenses: $ 1700

Thank you for bidding.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422868
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1997	Debt/Income ratio:	45%
Credit score:	600-620 (Sep-2009)	Current / open credit lines:	19 / 18	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	43	Length of status:	25y 4m
Amount delinquent:	$210	Revolving credit balance:	$13,899	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	1
Screen name:	signaltree	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	600-620 (Latest)
Principal borrowed:	$3,800.00	< mo. late:	0 ( 0% )	640-660 (Jan-2008) 640-660 (Dec-2007) 640-660 (Oct-2007) 640-660 (Mar-2007)
Principal balance:	$2,233.29	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Consolidate
Intent:? Debt Consolidation& Raise Credit Score. I am a good candidate for this loan because I have become totally obsessed with my credit and have worked very hard to get where I am at. I don't want to ruin what I have worked so hard to achieve.?I would like to be AA credit within the next 2 years. You will not be disappointed if you invest in me. This loan will be "TOP PRIORITY".? Plus the fact that I already have a loan with Prosper that has been on time every time!

Purpose of loan:Monthly net income: $ 2200.00

Monthly expenses: $?1879.00
??Insurance: $ 62.00
??Car expenses: $ 500.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 208 (varies)
??Clothing, household expenses $ 208 (varies)
??Credit cards and other loans: $800

I do not have to pay for housing. I moved back home when my Dad passed away. My Mom requires help because of an eye condition which has left her with no center vision. I am her eyes.?I do ,however, help with all household expenses.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422944
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$171.86

Auction yield range:	17.18% - 21.00%	Estimated loss impact:	19.19%
Lender servicing fee:	1.00%	Estimated return:	1.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Dec-2001	Debt/Income ratio:	23%
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	5y 8m
Amount delinquent:	$0	Revolving credit balance:	$5,388	Occupation:	Nurse (LPN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	wilsondm20	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Mixed Loan Nurse and Home

Background Information

I am currently an LPN and I have been taking night classes to obtain my higher paying RN License. I have finished my last class for the RN License and now need to take my clinical, which must be taken before taking the state RN License test.? Once I pass the three day clinical I will take the state test and have my RN.

I also need to finish our roof as it is over 15 years old.

This loan will be used for?three different reasons as?described below:

First?

$800 of the loan will be used to pay for my clinical.? I intend to pay much more then the regular installment amount by higher pay as a result of receiving my RN License and I will apply my tax refund after this year towards?this portion of the loan.

Secondly?

Our roof is 15 years old and will cost $2000 to replace.

Thirdly?

I need $1700 to pay of my higher interest credit cards.

All three of the above statements show how this loan will be used and how we intend to cover the loan payments.?

My credit is excellent and should allow us to have a competitive rate. 740 - 760 credit rating and I own my own home.

Also my other credit card debt is a?care credit card with 0 apr as my bridge broke two months ago.

Thanks for your help!

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422950
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,250.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$147.02

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jun-1989	Debt/Income ratio:	63%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	48	Length of status:	12y 2m
Amount delinquent:	$0	Revolving credit balance:	$26,489	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	105%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	heavenly-return1	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Off Credit Cards/Bad Luck
Purpose of loan:
This loan will be used to eliminate some debt that?I was trying to eliminate prior to a lot of bad luck happening.? The bad luck would be:? hitting a curb on an icy day and causing a $1,000 worth of damage to my car, pouring $600 into my car to go out of state to help a relative who was having heart surgery only to have a timing belt take out my engine a month later.? My car died which resulted in me having to get another car.? I realize that I caused the debt and will do my best to pay it off.? I made the mistake a lot of college students make, I fell back on plastic more than once.?

My financial situation:
I am a good candidate for this loan because I am hard working.? I have been selling books and other miscellaneous items online in an attempt to get back on track financially.? I have never declared bankruptcy.

Monthly net income: $ 1833.00

Monthly expenses: $
??Housing: $?50
??Insurance: $ 191
??Car expenses: $?323
??Utilities: $ 20
??Phone, cable, internet: $ 200
??Food, entertainment: $?100
??Clothing, household expenses $ 40
??Credit cards and other loans: $ 1539
??Other expenses: $ 130
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422980
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,200.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$153.96

Auction yield range:	17.18% - 18.00%	Estimated loss impact:	19.00%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-2001	Debt/Income ratio:	28%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	blink55184	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	640-660 (Latest)
Principal borrowed:	$5,500.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008) 620-640 (Jun-2008)
Principal balance:	$4,188.92	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
My situation is getting better!!
Purpose of loan:
Hi, thanks for reading!? This loan is an effort to obtain a lower interest rate than my other Prosper loan.? I took out a prosper loan over a year ago (3 year loan, down to 2 now.)? I have paid great amounts on it, I have bettered my financial situation in many ways, I make more money now, etc etc!? Anyways, that loan is around 28%...high... looking for something more reasonable now!? I know that may sound silly to some (why would you give me a lower rate when I am the one paying you...) but hopefully people can lend a hand and help me continue to improve my situation!

My financial situation:
I am a good candidate for this loan because? I pay ON TIME (check my other Prosper Loan).

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 450
??Insurance: $0
??Car expenses: $ 30
??Utilities: $ 80
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 700 (Student Loans!!!)
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422992
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Nov-1984	Debt/Income ratio:	37%
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	57	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Professional
Public records last 12m / 10y:	1/ 2	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	emilydan	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	660-680 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	680-700 (Aug-2008)
Principal balance:	$2,871.91	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
medical bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because I?pay my bills on time and this is my second Prosper loan with the first having no late payments.? I recently had major knee surgery and then followed by a broken leg?and am in a full leg cast.? The broken leg came 3 weeks after the knee surgery and this has been quite a hit to our bank account and savings.? This loan will be used to pay remainder of bill.?My spouse also works but it is not reflected in the monthly net income.? Thank you.

Monthly net income: $ 2400

Monthly expenses: $
??Housing: $ 800
??Insurance: $
??Car expenses: $ 251
??Utilities: $ 150
??Phone, cable, internet: $ 50
??Food, entertainment: $ 50
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423110
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.38%	Starting borrower rate/APR:	28.38% / 30.73%	Starting monthly payment:	$311.77

Auction yield range:	11.18% - 27.38%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-1992	Debt/Income ratio:	5%
Credit score:	760-780 (Sep-2009)	Current / open credit lines:	6 / 4	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	22	Length of status:	6y 5m
Amount delinquent:	$63	Revolving credit balance:	$5,671	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	dough-brilliance2	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Upgrade
Purpose of loan:
This loan will be used to buy an equipment for my business to increase clientele. I own a Med Spa and no matter how is the economy women always want to look grate.

My financial situation: ? I????

I am a good candidate for this loan because..

.
1. I have a very good full-time job (software engineer) earning?$96,000/yr?

2. My mortgage is only $1400

3. My car paid

4. My wife car is also paid

5. We only have $300 in utilities
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423122
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$916.40

Auction yield range:	17.18% - 18.00%	Estimated loss impact:	19.00%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Sep-1998	Debt/Income ratio:	Not calculated
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	5y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,633	Occupation:	Principal
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	49%	Stated income:	$100,000+
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	awesome-justice	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Small Wind Green Energy Project
Purpose of loan:
This loan will be used to install a small wind energy generation system.

My financial situation:
I am a good candidate for this loan because I am a self employed professional with steady income and a desire to invest in our environment and local economy.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423146
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-2005	Debt/Income ratio:	Not calculated
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	4y 3m
Amount delinquent:	$0	Revolving credit balance:	$273	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	Jalmeid3	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	680-700 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	680-700 (Jul-2008)
Principal balance:	$2,922.67	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Second prosper loan
Purpose of loan:
I have just graduated from an undergraduate program with a degree in Secondary English Education. As you all know, jobs are hard to come by these days and I haven't had any success in my job hunt for a full time teaching position. I did get accepted into substitute teaching position with great potential and am still bartending at the same restaurant that I've been at for almost 5 years. I would like to use this loan to help pay back some money that I've borrowed from family for my school finances (books, transportation, etc.) without having to worry if I don't get called in to substitute one week or the bar is slow the next. I would also like to take my boyfriend on a trip to an International Animation Festival in Canada because he just graduated with a degree in Animation and Illustration and this would help boost his chances at finding a job in his field.

My financial situation:
I am a good candidate for this loan because I am a bartender, waitress, and shift supervisor at a busy restaurant and have been for almost 5 years. I have a second job as a substitute teacher and have been successfully paying off my other Prosper Loan and credit cards on time and with no problem. Both of my current jobs have the potential for increased benefits and pay in the coming months. For instance, a bar lead position is opening up and private tutoring is often an option with substitute teaching,

Monthly net income: $ 1200 (average)

Monthly expenses: $
Housing: $525
Transportation: $50
Utilities: $ 50
Phone, cable, internet: $ 100Credit cards and other loans: $ 250
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423152
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-1993	Debt/Income ratio:	20%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	5 / 6	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	27	Length of status:	1y 11m
Amount delinquent:	$3,167	Revolving credit balance:	$3,000	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	11	Homeownership:	No
Inquiries last 6m:	0
Screen name:	RegainMyLife45	Borrower's state:	Virginia	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	640-660 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	640-660 (May-2008) 640-660 (Apr-2008)
Principal balance:	$1,933.80	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Hello Freedom from Debt!!
Hello again Friends!

This loan will be used to continue to pay?down my debt and credit cards.? Once you fall behind in payments, its so hard to catch up - so cash flow is so life-saving.

Things have improved so much in the past?year and a half.??? After I received my first?Proper?Loan, I was able to catch up on?credit payments, get my own place and finally get my belongings out of storage! What a?relief.

I have always had consistent employment = I began my professional career with a major public broadcasting organization where I received many promotions and was employed for 15 years.? I moved on to a major international humanitarian organization where I spent 4 years, and one of them over in south east Asia working to implement programs to assist tsunami survivors.? I still working with a well known faith based organization.? I'd appreciate your consideration in continuing to regain my life at 45-ish!

Monthly net income: $ 4,200 (I got a great raise last year!)

Monthly expenses: $ 2,800
??Housing: $1100
??Car Insurance: $95?
??Car expenses/Gas: $200?
??Utilities/cellphone: $150
??Food, entertainment: $200
??Clothing, household expenses $200
??Car?loan : $450 (only 5 more payments)
??Other expenses/loans:? $405

Thanks for your consideration and continued support.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423164
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$371.64

Auction yield range:	17.18% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Sep-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	18 / 17	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	52	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$23,595	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	fantastic-deal	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
the oliverian school
Purpose of loan:
This loan will be used to assist in making tuition payments to my daughter's private high school.?????

My financial situation:
I am a good candidate for this loan because I own a home, have never defaulted on any loans and/or credit cards.? My home mortgage is paid by my ex-husband as court ordered in our divorce decree in January 2008 -? Although I am on our current home mortgage (which is reflected in my credit history), I am not financially responsible for this mortgage.
My exhusband, and father to the referenced high school student, is willing to assist in tuition payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423182
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1993	Debt/Income ratio:	4%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	9y 4m
Amount delinquent:	$0	Revolving credit balance:	$5,310	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	exponential-affluence	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards
Purpose of loan:
To pay off?expenses I had to incur this past year. I took a pay cut last year?to cut expenses, in order to save the?jobs of?our line employees.?

My financial situation:
I am a good candidate for this loan because I credit score of over 700! I always pay my bills on time!

I first want to thank all the potential lenders for your consideration. I am a?executive for a company in Mississippi, that's home base, is in Las Vegas. I am a single mom, and have 2 great kids ages 15, and 8. I need of a debt consolidation loan to lower my monthly payments. I have had to incur some additional expenses this past year. Do in part by my company asking that I take a pay cut. This pay cut was only temporary to cut back on payroll expenses, which saved some of my staff from losing their jobs. I am very dedicated to my staff and gladly made that personal sacrifice in order to protect their livelihood. The company is now back to being financially stable due to the fact that every employee was?dedicated in cutting expenses in every way, without sacrificing service. Policies that are now permanent part of our company. I am a good candidate because I am a dedicated mom and a trusted?peer. My goal is to provide my family with financial stability and to become a lender with Prosper so that I can?give?others the same opportunity you will be giving my family. "Dedicate some of your life to others.Your dedication will not be a sacrifice. It will be an exhilarating experience because it is an intense effort applied toward a meaningful end". -Dr. Thomas Dooley.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422787
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	28.21%	Starting borrower rate/APR:	29.21% / 31.58%	Starting monthly payment:	$126.06

Auction yield range:	14.18% - 28.21%	Estimated loss impact:	15.99%
Lender servicing fee:	1.00%	Estimated return:	12.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1996	Debt/Income ratio:	5%
Credit score:	620-640 (Sep-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$3,473	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	46%	Stated income:	$100,000+
Delinquencies in last 7y:	26	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Neshat	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 79% )	620-640 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	3 ( 21% )	640-660 (May-2008) 540-560 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
medical
Purpose of loan:
Medical expense

My financial situation:
I am a good candidate for this loan because i have a secure job.

Monthly net income: $ 10500

Monthly expenses: $
??Housing: $ 900
??Insurance: $ 100
??Car expenses: $ 0
??Utilities: $ 80
??Phone, cable, internet: $ 200
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 500
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422805
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.45%	Starting monthly payment:	$65.79

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1990	Debt/Income ratio:	9%
Credit score:	740-760 (Sep-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	10y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,763	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	13%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	loopy007	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 100% )	740-760 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	740-760 (Jul-2008) 720-740 (Dec-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Paying off credit cards
I want this loan to pay off a few higher intrest credit cards. My credit is really good. I always pay my bills on time.

My financial situation:
I am a good candidate for this loan because? I am a homeowner. I have been in my profession for over 17 yrs. My credit is very important to me.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422823
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 11.09%	Starting monthly payment:	$95.40

Auction yield range:	4.18% - 8.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1994	Debt/Income ratio:	12%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	15y 8m
Amount delinquent:	$0	Revolving credit balance:	$16,036	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	65%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	suefuenuedue	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	10 ( 100% )	700-720 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	720-740 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Second loan- Payoff Credit card.
Purpose of loan:
This loan will be used to?
Payoff the balance on my Chase credit card.
The interest rate is way high.
I will also be paying off some doctors bills (about $500)

My financial situation:
I am a good candidate for this loan because?
I always pay my bills. Either I pay you or I pay the credit card company.
I would rather it be you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422829
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.45%	Starting monthly payment:	$131.58

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-1985	Debt/Income ratio:	110%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	23 / 21	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	57	Length of status:	15y 11m
Amount delinquent:	$0	Revolving credit balance:	$51,903	Occupation:	Flight Attendant
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	runway3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
2nd car
Purpose of loan:
This loan will be used to?buy?2nd car?????????

My financial situation:
I am a good candidate for this loan because? I am responsible and pay on time

Monthly net income: $ 2800.00

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $ 100.00
??Phone, cable, internet: $ 125.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 125.00
??Credit cards and other loans: $ 750.00
??Other expenses: $ 250.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422841
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 25.28%	Starting monthly payment:	$522.58

Auction yield range:	17.18% - 22.00%	Estimated loss impact:	20.25%
Lender servicing fee:	1.00%	Estimated return:	1.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-1992	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	620-640 (Sep-2009)	Current / open credit lines:	14 / 14	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	59	Length of status:	2y 8m
Amount delinquent:	$0	Revolving credit balance:	$22,810	Occupation:	Doctor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	40%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	overeducated	Borrower's state:	Tennessee	Borrower's group:	Lend2's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	620-640 (Latest)
Principal borrowed:	$8,500.00	< mo. late:	0 ( 0% )	620-640 (May-2007)
Principal balance:	$3,037.25	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Pave the way to the SBA!!
Hello! Thank You for taking the time to read my loan request!?My wife and I recently moved from CA to Tennessee! Our main reason for doing this was the raising of our girls.?A close second is that as a chiropractor, reimbursement is much higher while business expenses are lower. I currently work as an independent contractor while I build my practice and patient base.

LOAN PURPOSE?
My desire is to open my own?office and in order to do that, I need to get a small business loan. To qualify for a decent loan, I need to raise my credit score. I can do this by dropping the current balances down below 50%.

We would like to pay off our current Prosper Loan. We?received a Prosper Loan of $8500 in 2007. We have never been late on any of our payments and intend to continue this trend with this new loan as well.?

We have a current combined running balance of about $22,000. With a loan of 13,500 we can pay down the credit debt below %50.

EXPLANATION OF CREDIT PROBLEMS
We have one public record on our credit history. In October of 2005 we filed bankruptcy.? We started our own business?seven years ago. They say most businesses that don?t succeed after year one, won?t succeed. Unfortunately, we validated that statistic. We tried for two years, then subleased our space for the remaining three. We had two separate tenants, both broke their leases. We did not want to break our lease and honored our monthly rent of $2950. We finished our lease on good terms with the owner because we honored our debt to him. However, it caused us to run up huge amounts of credit card debt in order to accommodate for that check each month. We were absolutely drowning and had no other option but to declare bankruptcy. Up to that point we were never late on any payments. There is one delinquency on record and to be honest, I have no recollection whatsoever as to what that might have been for.

Since the bankruptcy we have opened other accounts. With our accounts paid on time each month we are in good standing. We are never late paying rent, household bills or any other expenses that arise.

BUDGET

?My Income:? $57,000

Expenses Before Prosper Loan:
?? Credit Cards/Loans: $250
?? Rent:? $2050
?? Car Payment: $325
?? Insurance: $75
?? Utilities: $275
?? Food: $800
?? Prosper: $329
?? TOTAL EXPENSES: $4104

Changes After Prosper Loan:
?? Prosper Loan: $1500
?? Credit Cards/Loan Paydown: $7500
?? Propser Loan Payoff:? $3000 (approx.)
TOTAL EXPENSES: $10400
?? LEFT OVER: $3000?
***Surplus to be used to lower higher interest cards more than %50

Thank you for reviewing my request!? Please let me know if I can answer any questions. We are honest, hardworking people and are truly in need of this loan.
Thank you for your time and consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422847
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$542.83

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-2000	Debt/Income ratio:	39%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$4,019	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	WisFamily	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Lesson Learned..Time to fix credit!
Purpose of loan:
This loan will be used to clean up my family's credit situation. After moving to Wisconsin from Texas my husband had 2 major surgeries within 3 weeks. The entire profit of the sale of our house went to paying for our living expenses while he was unable to work. After 3 months of taking care of him and our son, I got a job with the government and we have been trying to get on our feet ever since. 6 months ago my husband got a full-time position with the county. During the past year and a half we have been struggling to make ends meet and thus have resorted to racking up a massive amount of credit card debt.

My financial situation:
I am a good candidate for this loan because before the surgeries we NEVER were late on payments; nothing ever was delinquent or missed.?Unfortunately, when my husband was sick, i had some dental work done that i completely forgot to pay on. I recently?have finished paying that (it only took a few months) and?am completely caught up and current on everything.??We are now both in a secure job and are able to advance our careers within our companies, so financially we are extremely stable (finally). My mother also lives with us now (basically it was a smarter decision financially for all of us.... all homeowners instead of throwing money away in rent) and contributes to our mortgage payment.

Monthly net income: $6165 (spouse salary included & mom's mortgage contribution)?

Monthly expenses: $?5843
Housing: $ 2143??
Insurance: $?150??
Car expenses: $ 720 (gas and payment)??
Utilities: $?180??
Phone, cable, internet: $ 150??
Food, entertainment: $ 800
Clothing, household expenses $ 100??
Credit cards and other loans: $ 800
Other expenses: $ 800 (daycare)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422853
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Sep-2004	Debt/Income ratio:	53%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	4y 6m
Amount delinquent:	$0	Revolving credit balance:	$6,513	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	gulf28	Borrower's state:	California	Borrower's group:	0 DELINQUENCIES OR DECENT CREDIT GET FUNDED NOW
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	32 ( 97% )	640-660 (Latest)
Principal borrowed:	$3,700.00	< mo. late:	1 ( 3% )	640-660 (Apr-2008) 620-640 (Mar-2007)
Principal balance:	$883.79	1+ mo. late:	0 ( 0% )
Total payments billed:	33
Description
Need help with medical bills!
Purpose of loan:
Help me pay some medical bills
My financial situation:
I am a for military employee and now am a Deputy Sheriff with Kern County in California.

Monthly net income: $ 3600

Monthly expenses: $
??Housing: $ 400
??Insurance: $ 150
??Car expenses: $ 600
??Utilities: $
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422865
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$256.59

Auction yield range:	17.18% - 18.00%	Estimated loss impact:	35.50%
Lender servicing fee:	1.00%	Estimated return:	-17.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	May-1992	Debt/Income ratio:	43%
Credit score:	600-620 (Sep-2009)	Current / open credit lines:	19 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	2y 10m
Amount delinquent:	$0	Revolving credit balance:	$3,143	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	108%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	nenais2cute	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 93% )	600-620 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	1 ( 7% )	640-660 (May-2008)
Principal balance:	$900.98	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
debt consolidation
Purpose of loan:
This loan will be used to??consolidate high interest rate debts so I can lower interest and make one payment thru prosper instead four different payments.

My financial situation:
I am a good candidate for this loan because?even tough i had made?bad financial decisions in the past,? my situation is different.?whether or not I?obtain the loan, It does not affect me. I will continue?making?payments to my? debts regardless, but it will be nice to lower those high interest rate debts!!? So thanks anyways for helping or reading.??????

Monthly net income: $ 4500

Monthly expenses: $?4300
??Housing: $ 1170
??Insurance: $ 120
??Car expenses: $ 356
??Utilities: $ 140
??Phone, cable, internet: $ 120
??Food, entertainment: $ 300
??Clothing, household expenses $ 275
??Credit cards and other loans: $ 1200
??Other expenses: $ 502
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422871
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$351.57

Auction yield range:	11.18% - 15.00%	Estimated loss impact:	10.34%
Lender servicing fee:	1.00%	Estimated return:	4.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-1982	Debt/Income ratio:	36%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	17 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	8y 9m
Amount delinquent:	$0	Revolving credit balance:	$18,678	Occupation:	Postal Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	uprising0	Borrower's state:	Montana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
payoff credit cards
Purpose of loan:
This loan will be used to?
credit cards interest to high,consolidate
My financial situation:
I am a good candidate for this loan because?
i have a good job and pay my debts
Monthly net income: $
3,730
Monthly expenses: $
??Housing: $ 477
??Insurance: $ 200
??Car expenses: $ 100
??Utilities: $ 140
??Phone, cable, internet: $ 60
??Food, entertainment: $ 450
??Clothing, household expenses $ 300
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422923
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	23.68%	Starting borrower rate/APR:	24.68% / 26.98%	Starting monthly payment:	$316.73

Auction yield range:	8.18% - 23.68%	Estimated loss impact:	8.56%
Lender servicing fee:	1.00%	Estimated return:	15.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	25 / 22	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	48	Length of status:	2y 8m
Amount delinquent:	$0	Revolving credit balance:	$117,343	Occupation:	Doctor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Sound_Advice	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	700-720 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	720-740 (Sep-2008)
Principal balance:	$7,759.20	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Paying off credit cards
Purpose of loan:This loan will be used to pay down our Discover card which is currently at 21.99%.

My financial situation:
I am a good candidate for this loan because I currently have a business loan through Prosper, and I have a consistent and timely payment history. My score has dropped from A to C since the previous loan due to credit card issuers lowering existing credit lines, thus raising my bankcard utilization percentage. I have actually paid down my credit card debt by more than $8000 since my previous loan.

I opened up my own business two years ago, and had to use credit cards to help finance the start-up costs. I have been using DueMinder to help me track and pay off my credit cards and it has worked out very well. The rates on most of my other cards are 5.99% or lower until they are paid off, so lowering the rate on this card will help me pay things down sooner.

Monthly net income (after direct deposit to pension fund): $7500
Monthly expenses: $7500

Housing: $2000Insurance: $200Car expenses: $1100 (3 car payments, one of which will be paid off in October so will lower to $700 at that time with the $400 going towards paying down cards)Utilities: $100Phone, cable, internet: $150Food, entertainment: $400Clothing, household expenses $100Credit cards and other loans: $3000 (monthly commitment I have set up...minimum $$ on most, and the remainder towards the highest interest card)Other expenses: $150Savings: $300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422953
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,240.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$372.74

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-1979	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	8 / 6	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	25	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$1,937	Occupation:	Investor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	vigorous-worth	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Additional capital for start-up bus
Purpose of loan:
We are asking for a loan to add to our personal funds to capitalize a start-up investment company.

My financial situation:
I?financially support myself though?some investments?I have made throughout my lifetime.?

Monthly net income: $ 3500

Monthly expenses: $
??Housing: $ 0.00, the house?was?paid in full.
??Insurance: $?100
??Car expenses: $ 200
??Utilities: $ 200
??Phone, cable, internet: $ 85
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 150
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422959
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.69%	Starting monthly payment:	$49.34

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1994	Debt/Income ratio:	13%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$5,642	Occupation:	Doctor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	18%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	affluence-saber	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Sweating b/c of no A/C!
Purpose of loan:
This loan will be used to repair the A/C unit in my only means of transporation. The mechanic also suggested I needed to get 4 new tires.

My financial situation:
I am a good candidate for this loan because I have a?fun, secure position as an optometrist.

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 100
??Car expenses: $ 0
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 300
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422965
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,100.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$473.60

Auction yield range:	11.18% - 17.00%	Estimated loss impact:	10.40%
Lender servicing fee:	1.00%	Estimated return:	6.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Dec-1994	Debt/Income ratio:	23%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	15 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	1y 11m
Amount delinquent:	$0	Revolving credit balance:	$11,087	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	kevin76	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 100% )	720-740 (Latest)
Principal borrowed:	$16,000.00	< mo. late:	0 ( 0% )	680-700 (Dec-2006)
Principal balance:	$2,591.71	1+ mo. late:	0 ( 0% )
Total payments billed:	31
Description
Relist - Credit Card Payoff
Dear Potential Lender,

I am a 33 yr old Software Engineer and have been in this profession going on 11 years.? I currently have 3 high rate credit cards that I would like to payoff so that I can finally be debt free.?

I am single and have no children (just two dogs) but with the current rates of these cards I am finding it hard to pay them down.? I do own my house which I have lived in for 4 1/2 years and I purchased the house for $258,000 originally.?

I will do my best to outline those credit cards I am going to pay off, which are my only 3 that have balances remaining:

Credit Cards to be paid off
??? Bank of America U-Promise??????? $2,797.76??????????? 28%
????Citibank Platinum Select ???? ????? $5,973.54??????????? 28%
??? State Farm Advantage???? ???? ????? $4,262.72??????????? 28%

My Monthly Net Income? (I have a full time job as well as own my own consulting company)
????Salary????????$7,500????(90k annual salary)? net monthly income is $5200

My Monthly Obligations (besides gas, food & utilites)
????Mortgage???????????? ????$2100
??? Prosper Loan ????????? $500? (last payment is Feb 2010)
??? Auto Insurance???????? $125

Feel ?free to contact me if you have any questions about my profile or this loan request.

Thank you for taking the time to read this.?

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422971
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,700.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$122.14

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jan-2005	Debt/Income ratio:	17%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	7y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,854	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	artezia	Borrower's state:	Illinois	Borrower's group:	BuildingTree
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 85% )	600-620 (Latest)
Principal borrowed:	$2,350.00	< mo. late:	3 ( 15% )	540-560 (Oct-2007) 540-560 (Sep-2007) 540-560 (Aug-2007)
Principal balance:	$1,382.72	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Help for the Fall Season
Proven Prosper Borrower looking for a 2ND Prosper Loan?Purpose of loan: I need to pay off my high light bill from the summer, purchase a new computer for school and get my sons list of things for High School.

My financial situation: I am a good candidate for this loan because (1) I am in better shape financially then before my first Prosper loan (still HR) but no delinquent accounts. (2) My credit rating has improved. (3) I have proved that I can and will pay back my loan on time to lenders. /font>Monthly net income: $2,300.00Monthly expenses:
Housing: $800.00
Insurance: $38.00
Utilities: $300.00
Phone, cable, internet: $210.00
Food $200.00
Credit cards and other loans: $ 210.00

Thank you, for your help?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422977
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$596.40

Auction yield range:	17.18% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Aug-2001	Debt/Income ratio:	48%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	40	Length of status:	7y 11m
Amount delinquent:	$0	Revolving credit balance:	$10,757	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	gentle-power06	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
putting in new windows and floors
Purpose of loan:
This loan will be used to? remodel inside of a home i own.

My financial situation:
I am a good candidate for this loan because?i have a 2nd source of income to pay it off!?

Monthly net income: $ 4500 +
Monthly expenses: $
??Housing: $ 1004
??Insurance: $ 100
??Car expenses: $ 500
??Utilities: $ 300
??Phone, cable, internet: $ 75
??Food, entertainment: $ 300
??Clothing, household expenses $ 750
??Credit cards and other loans: $ 400
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 422989
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Sep-1992	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	0y 7m
Amount delinquent:	$0	Revolving credit balance:	$1,729	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	11%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	11
Screen name:	exact-economy	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expanding existing business ( auto
Purpose of loan:
This loan will be used to? To buy new and better equipment for my auto body and paint shop.

My financial situation:
I am a good candidate for this loan because? I have little or no overhead. I live with my elderly parents so I can help with their care therefore my room and board is $0. I work out of a building that was already on the property (no rent or overhead). All of my present loans have been paid on time with no deliquencies. My business has tripled in the last few months and is limited only by the materials and tools I currently have.

Monthly net income: $ 3500.00

Monthly expenses: $600.00
??Housing: $ 00.00
??Insurance: $ 00.00
??Car expenses: $ 00.00
??Utilities: $ 00.00
??Phone, cable, internet: $ 125.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 175.00
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423007
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1997	Debt/Income ratio:	14%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	16	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$16,638	Occupation:	Engineer - Chemical
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	76%	Stated income:	$100,000+
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	WelshG	Borrower's state:	Maryland	Borrower's group:	BuildingTree
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	620-640 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	660-680 (Jan-2008) 480-500 (Dec-2006)
Principal balance:	$2,672.15	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Debt Consolidation
Purpose of loan:
This loan will be used to pay off credit card debts and prudently consolidate that debt. This loan will help to reduce my debt burden which has grown over the past two years.My credit card debt is my Achilles heel at this point and consolidation as well as reducing the interest rates is a priority for me at this point.My payment history with Prosper has been excellent.
My financial situation
This will be my second loan from the Lending Club and frankly my profile as a borrower has been exemplary. My wife and I make good salaries, she being an RN and me, a Six Sigma Practitioner at a Berkshire Hathaway owned company (process optimization and quality improvements).? We are not necessarily hurting for money (since together we make over $160,000 gross) but would really like to pay this outstanding credit card bills that are really variable and relatively high interest rates and move on with our lives. ?We are good candidates for a loan as we are also rebuilding our financial lives from slow growth entrepreneurial ventures. ?Interestingly, we have a new venture that is about to be launched.? It is www.myrollingstocks.com ? This site provides financial information to traders who use the rolling stock strategy to trade.? The site provides information on channeling stocks (growth has been steady. Our other venture has been around since 2001 and has been gaining steam in the past year by gaining access to national distributors such as Kehe Foods and Tree of Life, (www.natureisletropicagourmet.com). This also has vast potential as it expands nationally.? We are in over 400 stores nationwide. It is a line of tropical fruit based condiments, seasonings and sauces.

Monthly net income: $ 9,500
Monthly expenses: $ 7670??
Housing: $ 1920??
Insurance: $ 85??
Car expenses: $ 415??
Utilities: $ 450??
Phone, cable, internet: $ 200??
Food, entertainment: $ 650??
Clothing, household expenses $ 200??
Credit cards and other loans: $?1750??
Other expenses: $ 1700
UTTMA: $500

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423113
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$248.80

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Aug-1998	Debt/Income ratio:	26%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	18 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	15y 0m
Amount delinquent:	$0	Revolving credit balance:	$4,878	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	59%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	7
Screen name:	queenfela	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	560-580 (Jul-2008)
Principal balance:	$904.11	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Pay high interest credit cards
Purpose of loan:
This loan will be used to pay off some credit cards with high interest.?

I don't understand why I am rated at HR when I have been on time with all of my payments and I am scheduled to pay off my current Prosper loan 9-10 months early.? I have?raised my credit score by over sixty points and?have also?brought down my credit balances from $12,000 to $7,000.?

My financial situation:
This loan will be used to?payoff?high interest credit cards.? I am working hard to bring down the amount I owe on my credit cards but the completx interest rates makes this a very long and hard process. This loan will help by lowering the amount of interest that I am currently paying and will increase my cash?flow? by approximately $500 per each month and this extra money can be used to pay off other credit,?bills and medical expenses.??

I make decent money and I have worked consistently and continuously for the past 25 years, fourteen of them at my current job (Company merged 3 years ago).?

I believe in keeping my?commitments (financial and other) that I make?and I have especially?honored the one that has been financed by regular folks.I am trying to move forward.? Please help me achieve this.? The loan payments would be auto deducted from my checking account .? Please consider me.?Thank you. ??

Monthly net income: $ 3172

Monthly expenses: $
??Housing: $ 400
??Insurance: $
??Car expenses: $?
??Utilities: $ 200
??Phone, cable, internet: $ 185
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 500
??Other expenses ( support to mom): $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423119
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-1987	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	17 / 12	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	44	Length of status:	17y 6m
Amount delinquent:	$8,138	Revolving credit balance:	$199,590	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$100,000+
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	Brad4968	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 94% )	640-660 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	1 ( 6% )	660-680 (Feb-2008)
Principal balance:	$4,310.92	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Reduce Credit Cards
Purpose of loan:
This loan will be used to? pay down card balances to allow flexibility to reduce finance charges on remaining balances. I have made progress since last Prosper loan.? This loan will specifically eliminate card that I am currently in the final stages of a $750 per month program.? I will apply the difference between the $750 and the prosper monthly loan to another card which can be paid off in ten months saving another $300/month.

My financial situation:
I am a good candidate for this loan because? I have an excellent payment history on Prosper. No late payments. I am also a small business owner with a growing business having increased my annual net take home pay $10k this year.

Monthly net income: $ 11,000

Monthly expenses: $
??Housing: $ 4,000
??Insurance: $ 350
??Car expenses: $ 750
??Utilities: $ 450
??Phone, cable, internet: $ 250
??Food, entertainment: $ 600
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 3000
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423137
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 31.34%	Starting monthly payment:	$41.03

Auction yield range:	11.18% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-2003	Debt/Income ratio:	18%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	26	Length of status:	3y 6m
Amount delinquent:	$418	Revolving credit balance:	$0	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	21	Homeownership:	No
Inquiries last 6m:	0
Screen name:	kadensauntie	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 82% )	640-660 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	2 ( 18% )	640-660 (Jul-2009) 640-660 (Aug-2008)
Principal balance:	$1,194.73	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Extensive Dental Work
Purpose of loan:
This loan will be used to pay for extensive dental work that I need.? I did not enroll in dental insurance when I began my job in March 2006 so when I went to add it after having a lot of tooth pain and infection, I would have to wait at least a year since I would be a late entry.? I am currently in need of two root canals and crowns after suffering from infection.? The procedures that I need are not within my budget to pay all at once.

My financial situation:
I am a good candidate for this loan because I make enough to make monthly payments on the loan.? I also currently have a prosper loan in good standing.

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 300
??Insurance: $ 150
??Car expenses: $ 300
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 50
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423161
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.33%	Starting borrower rate/APR:	13.33% / 15.48%	Starting monthly payment:	$338.53

Auction yield range:	4.18% - 12.33%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	10.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1999	Debt/Income ratio:	21%
Credit score:	780-800 (Sep-2009)	Current / open credit lines:	12 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$7,483	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	20%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	jamiea	Borrower's state:	Virginia	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	780-800 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	720-740 (Mar-2008)
Principal balance:	$2,976.27	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Paying off all credit cards
Purpose of loan:
This loan will be used to consolidate all my debts.

My financial situation:
I am a good candidate for this loan because I'm currently on track for paying off all my debts, I would just like to pay them off sooner if possible.? Easiest way is to find a lower interest rate so more money can goto the loan principle.

I have a stable job, and I'm good about paying my bills on time.? The delinquency on my credit record is from when I was in the Military, I changed duty stations and one of my statements got lost and therefore I didn't know it was due.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423179
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.18%	Starting borrower rate/APR:	18.18% / 20.39%	Starting monthly payment:	$543.64

Auction yield range:	17.18% - 17.18%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1996	Debt/Income ratio:	29%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	47	Length of status:	3y 9m
Amount delinquent:	$0	Revolving credit balance:	$13,409	Occupation:	Pharmacist
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$100,000+
Delinquencies in last 7y:	18	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	burghfan	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	700-720 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	700-720 (Aug-2008)
Principal balance:	$7,229.97	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Reduce rate on credit cards
Purpose of loan:
This loan will be used to allow us to replace our high interest cards with a low fixed payment.

My financial situation:
I am a good candidate for this loan because I have an excellent job and excellent repaying ability. I just need lower rates that the bank are unwilling to give.

Monthly net income: $6000
??Housing: $2800
??Insurance: $50
??Car expenses: $260
??Utilities: $150
??Phone, cable, internet: $50
??Food, entertainment: $400
??Clothing, household expenses $400
??Credit cards and other loans: $700
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423185
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	14.18%	Starting borrower rate/APR:	15.18% / 17.35%	Starting monthly payment:	$260.65

Auction yield range:	14.18% - 14.18%	Estimated loss impact:	15.31%
Lender servicing fee:	1.00%	Estimated return:	-1.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1989	Debt/Income ratio:	21%
Credit score:	620-640 (Sep-2009)	Current / open credit lines:	16 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	40	Length of status:	17y 4m
Amount delinquent:	$0	Revolving credit balance:	$22,656	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	UFHistory	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 86% )	620-640 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	2 ( 14% )	640-660 (Jun-2008) 640-660 (Jan-2008)
Principal balance:	$3,397.58	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Paying off cedit cards
Purpose of loan:
This loan will be used to pay off credit cards.

My financial situation:
I am a good candidate for this loan because I pay my bills consistently and have a long track record of doing so.? I have a current loan with Prosper and have paid on time every time.

Monthly net income: $ 6,500

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 900
??Car expenses: $ 700
??Utilities: $ 300
??Phone, cable, internet: $ 150
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 500
??Other expenses: $ 250
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 423191
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.80%	Starting borrower rate/APR:	18.80% / 21.02%	Starting monthly payment:	$548.32

Auction yield range:	17.18% - 17.80%	Estimated loss impact:	35.49%
Lender servicing fee:	1.00%	Estimated return:	-17.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Sep-2009)	Current / open credit lines:	2 / 2	Employment status:	Self-employed
Now delinquent:	6	Total credit lines:	28	Length of status:	2y 8m
Amount delinquent:	$169	Revolving credit balance:	$184	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	61%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	3
Screen name:	3am	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	660-680 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	680-700 (May-2007)
Principal balance:	$1,514.21	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
Vehicle Repairs
Purpose of loan:Hello, I'm an independent contractor for FedEx Ground which means I'm self employed. Well my truck is in the shop goin' on the third week after the oil pump went out and then the electronic computer needs to be replaced plus the exhaust leak that's being repaired. I've had to rent a truck just to stay in business. That has brought me here.
(explain what you will be using this loan for)

My financial situation:Even though I don't have the money to repair my truck at this time my monthly income is steady, being self employed I have to be at work every day.
(explain why you are a good candidate for paying back this loan)

Monthly net income: $ 4400.00 appox.

Monthly expenses: $
??Housing: $ 700
??Insurance: $ 300
??Car expenses: $ 200
??Utilities: $ 300
??Phone, cable, internet: $ 100
??Food, entertainment: $400
??Clothing, household expenses $ 200
??Credit cards and other loans: $400
??Other expenses: $ 100
Information in the Description is not verified.